Exhibit 21

SUBSIDIARIES OF THE PARTNERSHIP
AS OF DECEMBER 31, 2015

Subsidiaries of ONEOK Partners, L.P.	State of Incorporation or Organization

Bighorn Gas Gathering, L.L.C. (49.0%)	Delaware
Black Mesa Holdings, Inc.	Delaware
Black Mesa Pipeline, Inc.	Delaware
Black Mesa Pipeline Operations, L.L.C.	Delaware
Black Mesa Technologies, Inc.	Oklahoma
Border Midwestern Company	Delaware
Border Minnesota Pipeline, LLC	Delaware
Border Viking Company	Delaware
Chisholm Pipeline Company (50%)	Delaware
Chisholm Pipeline Holdings, L.L.C.	Delaware
Crestone Bighorn, L.L.C.	Delaware
Crestone Energy Ventures, L.L.C.	Delaware
Crestone Gathering Services, L.L.C.	Delaware
Crestone Powder River, L.L.C.	Delaware
Crestone Wind River, L.L.C.	Delaware
Fort Union Gas Gathering, L.L.C. (37.04%)	Delaware
Guardian Pipeline, L.L.C.	Delaware
Heartland Pipeline Company (general partnership) (50%)	Texas
Lost Creek Gathering Company, L.L.C. (35%)	Delaware
Mid Continent Market Center, L.L.C.	Kansas
Midwestern Gas Transmission Company	Delaware
Mont Belvieu I Fractionation Facility (joint venture) (80%)	Texas
Northern Border Pipeline Company (general partnership) (50%)	Texas
OkTex Pipeline Company, L.L.C.	Delaware
ONEOK Arbuckle North Pipeline, L.L.C.	Delaware
ONEOK Arbuckle Pipeline, L.L.C.	Delaware
ONEOK Bakken Pipeline, L.L.C.	Delaware
ONEOK Bushton Processing, L.L.C.	Delaware
ONEOK Field Services Company, L.L.C.	Oklahoma
ONEOK Gas Storage Holdings, L.L.C.	Delaware
ONEOK Gas Storage, L.L.C.	Oklahoma
ONEOK Gas Transportation, L.L.C.	Oklahoma
ONEOK Hydrocarbon GP, L.L.C.	Delaware
ONEOK Hydrocarbon Holdings, L.L.C.	Delaware
ONEOK Hydrocarbon Southwest, L.L.C.	Delaware
ONEOK Hydrocarbon, L.L.C.	Delaware
ONEOK Hydrocarbon, L.P.	Delaware
ONEOK ILP GP, L.L.C.	Delaware
ONEOK MB I, L.P.	Delaware
ONEOK Midstream Gas Supply, L.L.C.	Oklahoma
ONEOK Mont Belvieu Storage Company, L.L.C.	Delaware
ONEOK NGL Gathering, L.L.C.	Delaware

ONEOK NGL Pipeline, L.L.C.	Delaware
ONEOK North System, L.L.C.	Delaware
ONEOK Overland Pass Holdings, L.L.C.	Oklahoma
ONEOK Partners, L.P.	Delaware
ONEOK Partners Intermediate Limited Partnership	Delaware
ONEOK Permian NGL Pipeline GP, L.L.C.	Delaware
ONEOK Permian NGL Pipeline LP, L.L.C.	Delaware
ONEOK Permian NGL Operating Company, L.L.C.	Delaware
ONEOK Pipeline Holdings, L.L.C.	Delaware
ONEOK Rockies Enterprises, L.L.C.	Delaware
ONEOK Rockies Investments, L.L.C.	Delaware
ONEOK Rockies Midstream, L.L.C.	Delaware
ONEOK Rockies Processing Company (Canada) Ltd.	Alberta
ONEOK Sterling III Pipeline, L.L.C.	Oklahoma
ONEOK Texas Gas Storage, L.L.C.	Texas
ONEOK Transmission Company, L.L.C.	Delaware
ONEOK Underground Storage Company, L.L.C.	Kansas
ONEOK VESCO Holdings, L.L.C.	Delaware
ONEOK Western Trail Pipeline, L.L.C.	Oklahoma
ONEOK WesTex Transmission, L.L.C.	Delaware
Overland Pass Pipeline Company LLC (50%)	Delaware
Potato Hills Gas Gathering System (general partnership) (51%)	Oklahoma
Roadrunner Gas Transmission Holdings, L.L.C. (50%)	Delaware
Roadrunner Gas Transmission, LLC	Delaware
Sycamore Gas System (general partnership) (48.445%)	Oklahoma
Venice Energy Services Company, L.L.C. (10.1765%)	Delaware
Viking Gas Transmission Company	Delaware
West Texas LPG Pipeline Limited Partnership (80%)	Texas

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